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                                                                    EXHIBIT 21.1


Eye Care Centers of America, Inc.
Subsidiaries of the Registrant
For the Year Ended 1/1/00


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
                                                           Jurisdiction of       Name under which the
Subsidiary                                                  Incorporation        subsidiary does business
-----------------------------------------------------      ----------------      --------------------------------------------

Enclave Advancement Group, Inc.(A)                              Texas            Enclave Advancement Group, Inc.

ECCA Managed Vision Care, Inc.(A)                               Texas            ECCA Managed Vision Care, Inc.

Visionworks Holding, Inc.(A)                                   Florida           Visionworks Holding, Inc.

Visionworks, Inc.(B)                                           Florida           Visionworks

Visionworks Property, Inc.(B)                                  Florida           Visionworks Property, Inc.

Eye Care Holdings, Inc.(A)                                    Delaware           Eye Care Holdings, Inc.

Hour Eye's, Inc.(C)                                           Maryland           Hour Eyes

Metropolitan Vision Services, Inc.(C)                         Virginia           Metropolitan Vision Services

Visionary Retail Management, Inc.(C)                          Delaware           Visionary Retail Management, Inc.

Visionary Properties, Inc.(C)                                 Delaware           Visionary Properties, Inc.

Visionary MSO, Inc.(C)                                        Delaware           Visionary MSO, Inc.

Stein Optical, Inc.(C)                                        Delaware           Stein Optical, Inc.

Vision World, Inc.(C)                                         Delaware           Vision World, Inc.

Eye DRx Retail Management, Inc.(C)                            Delaware           Eye DRx Retail Management, Inc.
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(A) 100% owned by Eye Care Centers of America, Inc.
(B) 100% owned by Visionworks Holding, Inc.
(C) 100% owned by Eye Care Holdings, Inc.